SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    Form 8-K



                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 26, 2005


                          Sutter Holding Company, Inc.

             (Exact name of registrant as specified in its charter)



           Delaware                    1-15733                  59-2651232
        (State or other              (Commission             (I.R.S. Employer
jurisdiction of incorporation)      File Number)            Identification No.)


            220 Montgomery Street, Suite 2100, San Francisco CA 94104

               (Address of principal executive offices) (zip code)

                                 (415) 788-1441
                         (Registrant's telephone number,
                              including area code)



         (Former name or former address, if changed since last report.)






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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
----------------------------------------------------

On January 26, 2005, the Board of Directors of Sutter Holding Company, Inc. (the "Company") approved certain changes to its Director Compensation Policy (the "Director Compensation Policy"). Under the Director Compensation Policy for fiscal year 2005, the directors of the Company who are not officers or employees of the Company ("Qualified Directors") are entitled to certain increases in their remuneration for serving as a director.

A copy of the Company's Director Compensation Policy for fiscal year 2005 is attached as Exhibit 10.1 hereto and incorporated herein by reference.

On January 26, 2005, the Company entered into amended and restated
Employment Agreements with directors and executive officers R. Michael Collins, Robert E. Dixon and William G. Knuff III, attached as Exhibits 10.2(a), 10.2(b), and 10.2(c), respectively.

On January 26, 2005, the Company entered into an agreement to sell certain shares of its Series A Convertible Preferred Stock. See the discussion below under Item 3.02 of this Report. Copies of the Purchase Agreement and Put Agreement by and between the Company and the purchaser in this transaction are attached as Exhibit 10.3.1 and Exhibit 10.3.2 hereto, respectively.

On January 26, 2005, the Company announced the completion of the acquisition described below in Item 2.01 of this Report, and a copy of the Agreement and Plan of Merger is attached hereto as Exhibit 10.4.

On January 26, 2005, the Company entered into a Business Loan Agreement as described below in Item 2.03 of this Report, and a copy of the Business Loan Agreement is attached hereto as Exhibit 10.5.

On January 26, 2005, the Company entered into a Shareholder Covenant Agreement with the four principal owners of the business acquired as reported in Item 2.01 of this Report, and a copy of the Shareholder Covenant Agreement is attached hereto as Exhibit 10.6.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
------------------------------------------------------------

On January 26, 2005, the Company announced the completion of its acquisition of all of the outstanding shares of FLF, Inc. d/b/a Diversified Risk Insurance Brokers, Inc. ("DRIB"), a California Corporation. DRIB is a regional commercial property and casualty insurance broker with financial services relationships and expertise which will complement the Company's current financial services platform.

The Company acquired all of the real and intangible property of DRIB including, but not limited to, their customer list, five-year non-compete agreements from each of the four principals of DRIB, all furniture and fixtures, office equipment and corporate books and records.

DRIB was a privately held Company with four principal owners. The owners of DRIB were: Mr. Michael P. Flynn, Mr. Charles A. Leone, Mr. Stephen S. Meeker and Mr. John C. Schreiner. All four of the principals have entered into long-term employment agreements with the Company.

The purchase price paid by the Company consisted of $1,815,095 in cash and the issuance of 1,210,065 shares of common stock of the Company.

In connection with the issuance of common shares as consideration in this transaction, the Company entered into a Registration Rights Agreement with the four DRIB principals. A copy of the Registration Rights Agreement is attached as
Exhibit 4.1 hereto.



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Audited financial statements of DRIB and pro forma financial information for the
Company will be provided through an amendment to this Current Report on Form 8-K within 71 calendar days of this Report.

A copy of the Agreement and Plan of Merger is attached hereto as Exhibit 10.4, and a copy of a Press Release announcing the closing of this transaction is attached as Exhibit 99.1 hereto.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION
---------------------------------------------------

On January 26, 2005, FLF, Inc. d/b/a Diversified Risk Insurance Brokers, Inc., ("DRIB"), a California Company and a wholly owned subsidiary of Sutter Holding Company, Inc. (the "Company") secured a loan from the Bank of Alameda in the amount of $2,000,000. The loan carries an annual fixed interest rate of 8.00% and matures in five years on January 25, 2010. The loan is amortized over 10 years, with a balloon payment due on or before January 25, 2010. Principal and interest payments are payable monthly.

The loan is secured by the assets of DRIB and is fully and personally guaranteed by the following officers of the Company: R. Michael Collins, Robert E. Dixon and William G. Knuff III.

A copy of the Business Loan Agreement related to the Bank of Alameda loan is attached as Exhibit 10.5 hereto, and copies of the officers' guarantees are attached hereto as Exhibits 10.5.1(a), (b) and (c), respectively.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES
-------------------------------------------------

On January 26, 2005, the Company issued 1,210,065 restricted shares of the Company's common stock to the four principals of DRIB in conjunction with the acquisition of DRIB by the Company described in Item 2.01 of this Report. As of January 26, 2005, the Company has 1,844,739 shares of common stock outstanding.

In addition, on January 26, 2005, the Company entered into an Agreement with MacKenzie Patterson Fuller, Inc., ("MPF") a California Corporation, in which MPF has agreed to purchase and the Company has agreed to sell 1,300 shares of its Series A Convertible Preferred Stock at a purchase price of $1,000 per share. The terms of the purchase require that MPF's interest be secured by the assets of FLF, Inc d/b/a Diversified Risk Insurance Brokers, a wholly owned subsidiary of the Company, as well as, guaranteed personally, in the aggregate amount of $600,000 ($200,000 per guarantor), by the following officers of the Company: R. Michael Collins, Robert E. Dixon and William G. Knuff III. The Company also entered into a Put Agreement with MPF under which MPF will have the right to cause the Company to repurchase the shares under certain circumstances and after the third anniversary of the purchase of the shares.

Copies of the Purchase Agreement and Put Agreement by and between the Company and MPF are attached as Exhibit 10.3.1 and Exhibit 10.3.2 hereto, respectively.

Also, on January 26, 2005, the Company sold 175 shares of its Series A Convertible Preferred Stock at a purchase price of $1,000 per share to four qualified private investors.

The holders of Series A Convertible Preferred Stock are entitled to a 10.00% annual dividend, and the Preferred Shares are convertible into common stock, with each Preferred share initially valued at its issue price of $1,000 per share and an initial conversion price of $6.00 per share of common stock into which they are converted.

All such sales and issuances of the Company's common and preferred shares were offered and sold without registration as transactions not involving a public offering pursuant to the exemption from registration in Section 4(2) of the Securities Act of 1933, as amended.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
------------------------------------------------------------------------------

Election Of Directors

On January 26, 2005, the Company appointed the following individuals to serve on its Board of Directors: Mr. James M. Corroon, two DRIB designees to be named and one MPF designee to be named.

Under the Company's 2005 Director Option Plan, all Qualified Directors were granted options to purchase 2,000 shares of the Company's common stock concurrent with their appointment to the Board of Directors. Directors will be eligible to be granted additional options annually on the date of each subsequent Annual Meeting of Stockholders in amounts to be determined by the Board, provided they are re-elected as a member of the Board of Directors. In addition, all Qualified Directors will be paid director fees in the amount of $25,000 per annum ($6,250 per regularly scheduled meeting attended).

Appointment of Principal Officers

On January 26, 2005, the Company made several changes in the appointment of principal officers. The Company appointed William G. Knuff III, Chairman and Chief Financial Officer. Mr. Knuff had previously held the positions of Co-Chairman, Co-Chief Executive Officer and Chief Financial Officer. The Company appointed Mr. Robert E. Dixon Vice-Chairman and Chief Investment Officer. Mr. Dixon had previously held the positions of Co-Chairman and Co-Chief Executive Officer. The Company appointed Mr. R. Michael Collins President and Chief Executive Officer. Mr. Collins had previously held the position of President.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
YEAR
-----------------------------------------------------------------------------

On January 26, 2005, the Company filed a Certificate of Amendment of the Certificate of Incorporation with the State of Delaware regarding changes to its corporate charter.

The Board of Directors duly approved a recommendation to the Company's shareholders to increase the total number of authorized shares of common stock from 2,000,000 shares to 5,000,000 shares. The Board of Directors, which directly owns or controls a majority of the Company's outstanding common stock, unanimously accepted the recommendation on behalf of all of the Company's shareholders.

The Board of Directors, by Unanimous Written Consent, duly and unanimously voted to amend Section 3.2 of the Company's Bylaws to reduce the maximum number of directors from twelve to nine. A copy of the Consent is attached hereto as
Exhibit 3.3.

On January 26, 2005, the Company's Board of Directors also approved the creation of 1,500 shares of Series A Convertible Preferred Stock (the "Preferred Stock"). The Board further approved voting rights and preferences as well as all other rights, qualifications, limitations and restrictions relating to the Preferred Stock.

Copies of the Certificate of Amendment of the Certificate of Incorporation and the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock are attached as Exhibits 3.1 and 3.2, respectively, hereto and incorporated herein by reference.


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ITEM 7.01 REGULATION FD DISCLOSURE
----------------------------------

On December 17, 2004 the Company entered into a debt financing agreement ("Note") with RCH, LLC, an unaffiliated company, in the amount of $450,000.

The terms of the Note provided the Company the right to prepay the Note, in whole or in part, at anytime with no prepayment penalties. The terms of the Note further stated that, in the event the Company were to prepay the Note in its entirety prior to August 15, 2005, a payment of $350,000 plus all accrued but unpaid interest would be deemed payment in full satisfaction of the Note.

On January 28, 2005 the Company invoked its right to prepay the Note in full for $350,000. The Company will recognize $100,000 extraordinary gain on the retirement of debt in the first fiscal quarter of 2005.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
-------------------------------------------

(a) Financial Statements of Businesses Acquired

Financial statements relating to the business acquisition described in Item 2.01 above will be filed by amendment.

(b) Pro Forma Financial Information

Pro forma financial information relating to the business acquisition described in Item 2.01 above will be filed by amendment.

(c)  Exhibits

3.1          Amendment of the Certificate of Incorporation

3.2 Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock

3.3          Unanimous Written Consent of the Board of Directors Amending Bylaws

4.1          Registration Rights Agreement

10.1 Sutter Holding Company, Inc. Director Compensation Policy for fiscal year 2005

10.2(a)      Amended and Restated Employment Agreement - Collins
10.2(b)      Amended and Restated Employment Agreement - Knuff
10.2(c)      Amended and Restated Employment Agreement - Dixon

10.3.1       Series A Convertible Preferred Stock Purchase Agreement
10.3.2       Put Agreement

10.4         Agreement and Plan of Merger

10.5         Business Loan Agreement and Promissory Note
10.5.1(a)    Collins Guaranty
10.5.1(b)    Knuff Guaranty
10.5.1(c)    Dixon Guaranty

10.6         Shareholder Covenant Agreement

99.1         Press Release




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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Dated: January 31, 2005           SUTTER HOLDING COMPANY, INC


                                  /s/    William G. Knuff, III
                                  -------------------------------------
                                  William G. Knuff, III,
                                  Chairman and Chief Financial Officer



























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